                                                                     Exhibit 1.2

WA-                                                          Warrant to Purchase
                                                                      Shares of
                                                                    Common Stock

                                  U.LINK, INC.

                     Series A Common Stock Purchase Warrant
                     --------------------------------------
                            Dated:           , 1999



         THIS CERTIFIES THAT                      and its registered assigns
(herein sometimes called the "Holder") is entitled to purchase from U.Link, Inc., a Delaware corporation (hereinafter called the "Company"), at the price
and during the period as hereinafter specified, up to               shares of
the Company's Common Stock, par value $.001 per share ("Common Stock"), at an
exercise price (the "Exercise Price") of                 and     /100 dollars
($ . ) per share, subject to adjustment as hereinafter provided.

         1. This warrant (this "Warrant"), together with warrants of like tenor, constituting in the aggregate warrants (the "Warrants") to purchase an aggregate of one hundred fifty thousand (150,000) shares of Common Stock, was originally issued pursuant to an underwriting agreement (the "Underwriting Agreement") between the Company and HD Brous & Co., Inc. ("Brous" or the "Underwriter") in connection with a public offering of one million five hundred thousand (1,500,000) shares of Common Stock, at an aggregate price of $10 for the Warrants. The Holder shall have registration rights under the Securities Act of 1933, as amended (the "Securities Act"), for this Warrant and the shares of Common Stock issuable upon exercise of this Warrant, as more fully described in Paragraph 7 of this Warrant.

         2. (a) During the four-year period commencing one year from the
Effective Date until 5:30 P.M., New York City time, on                  , 2004,
inclusive (the "Term"), the Holder shall have the warrant to purchase the Units
pursuant to this Warrant at a price of and   /100 dollars ($ . ) per share of
Common Stock (the "Initial Exercise Price"), representing one hundred twenty percent (120%) of the initial public offering price of the Common Stock offered pursuant to the Registration Statement.

                  (b) As used in this Warrant, the term "Registration Statement" shall mean the Company's registration statement on Form SB-2, File
No. 333-         which was declared effective by the Securities and Exchange
Commission(the "Commission") on           , 1999 (the "Effective Date").


         3. This Warrant may be exercised at any time during the Term, in whole or in part, by the surrender of this Warrant (with the purchase form at the end of this Warrant properly executed) at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company) accompanied by payment to the Company of the Warrant Exercise Price, as hereinafter defined, for the number of shares of Common Stock specified in the above-mentioned purchase form together with applicable stock transfer taxes, if any, and delivery to the Company of a duly executed agreement (an "Assumption Agreement"), which may be incorporated in the purchase form, signed by the person(s) designated in the purchase form as the person in whose name the underlying securities are to be issued (the "Purchaser") to the effect that such person(s) agree(s) to be bound by the provisions of Paragraphs 8(b),
(c) and (d) of this Warrant. This Warrant shall be deemed to have been exercised, in whole or in part to the extent specified in said purchase form, immediately prior to the close of business on the date this Warrant is surrendered and payment is made in accordance with the foregoing provisions of this Paragraph 3, and the person or persons in whose name or names the certificates for shares of Common Stock shall be issuable upon such exercise shall become the holder or holders of record of such Common Stock at that time and date. The Common Stock and the certificates for the Common Stock so purchased shall be delivered to the Holder or other Purchaser within a reasonable time, not exceeding ten (10) days, after this Warrant shall have been so exercised; provided, that the Company shall not be required to deliver certificates for the securities unless the Purchaser shall have delivered the Assumption Agreement to the Company. If the Warrant is exercised subsequent to expiration or redemption of the Warrants (including any extensions thereof), the Holder of this Warrant shall exercise this Warrant contemporaneously with the exercise of the Warrant.

         4. Neither this Warrant nor the Common Stock issuable upon exercise of this Warrant shall be transferred, sold, assigned, or hypothecated during the one-year period commencing on the Effective Date, except that such securities may be transferred during such period to successors of the Holder, and may be assigned in whole or in part to any person who is an officer of the Underwriter, a member of the underwriting or selling group or any officer or partner of a member of the underwriting or selling group. Any person who is a permitted transferee may transfer the Warrant by will or trust or pursuant to the laws of descent and distribution. Any such assignment during such period shall be effected by the Holder executing the form of assignment at the end of this Warrant and surrendering this Warrant for cancellation at the office of the Company or other office or agency as provided in Paragraph 3 of this Agreement accompanied by a certificate (signed by an officer of the Holder if the Holder is a corporation), stating that each transferee is a permitted transferee under this Paragraph 4; whereupon the Company shall issue, in the name or names specified by the Holder (including the Holder) a new Warrant or Warrants of like tenor and representing in the aggregate rights to purchase the same number of shares of Common Stock as are purchasable hereunder. Commencing one year from the Effective Date, this Warrant and the shares of Common Stock issuable upon exercise of this Warrant may be transferred without restriction as long as such transfer is in compliance with applicable Federal and state securities laws.

         5. The Company covenants and agrees that all shares of Common Stock which may be issued upon exercise of the Warrants have been, and will be, duly authorized and, will, upon issuance, be duly and validly issued, fully paid and non-assessable and no personal liability will attach to the holder thereof. The Company further covenants and agrees that during the period within which this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of this Warrant.

         6. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

         7. (a) The Company shall advise the Holder, whether the Holder holds this Warrant or has exercised this Warrant and holds shares of Common Stock, by written notice (certified or registered mail) at least twenty (20) days prior to the filing of any post-effective amendment to the Registration Statement or of any new registration statement or post-effective amendment thereto under the Securities Act covering any securities of the Company (other than a registration statement on Form S-8, S-4 or subsequent similar forms), and will during the term of the Warrant and for a period of two years thereafter, upon the request of the Holder, at the Company's cost and expense, include in any such post-effective amendment (if permitted by law) or registration statement, such information as may be required to permit a public offering of all or any of the Warrants and/or the shares of Common Stock issuable upon exercise of the Warrants, which shares of Common Stock are referred to as the "Warrant Shares." In connection with any such registration statement, the Company shall supply prospectuses, use its best efforts to qualify any of the described securities for sale in such states as such Holder reasonably designates and furnish indemnification in the manner provided in Paragraph 8 of this Warrant. The Holder(s) participating in any such registration shall furnish information and indemnification as set forth in said Paragraph 8.

                  (b) In connection with any underwritten public offering relating solely to an offering of the Company's securities by the Company, the Holder will agree to defer any sale of such securities for up to ninety (90) days from the effective date of the applicable registration statement, unless the applicable registration statement is filed pursuant to Paragraph 7(c) of this Warrant, provided that the underwriter or managing underwriter has requested such deferral on the grounds that the offering by the Company would be materially adversely affected by the earlier sale of such securities and the Company agrees to keep the registration statement current for twelve (12) months after the effective date of the registration statement or such longer period as such registration statement is otherwise being kept effective. This Paragraph 7(b) shall not be applicable with respect to any registration statement filed pursuant to Paragraph 7(c) of this Warrant.

                  (c) If any majority holder (as defined below) shall give notice to the Company at any time to the effect that such holder desires to register under the Securities Act the Warrants or Warrant Shares under such circumstances that a public distribution (within the meaning of the Securities
Act) of any such securities will be involved then the Company will promptly, but no later than thirty (30) business days after date such notice is given (the "Notice Date"), time being of the essence, file a post-effective amendment to the Registration Statement or a new registration statement pursuant to the Securities Act, to the end that the Warrants and/or any Warrant Shares, as the Holder shall determine, may be publicly sold under the Securities Act as promptly as practicable thereafter, and the Company will use its best efforts to cause such registration to become effective; provided, that such holder shall furnish the Company with appropriate written information as to the Holder and the proposed plan of distribution and indemnification as set forth in Paragraph 8. The majority holder may, at its election, request the filing of a post-effective amendment to the Registration Statement or a new registration statement under the Securities Act on two occasions during the term of the Warrant. Within ten (10) business days after receiving any such notice pursuant to this Paragraph 7(c), the Company shall give notice to the other Holders of the Warrants, advising that the Company is proceeding with such post-effective amendment or registration statement and offering to include therein the Warrants and/or the Warrant Shares of the other Holders, provided that they shall furnish the Company with such appropriate information (relating to the intentions of such holders) in connection therewith as the Company shall request in writing. The costs and expense of the first such post-effective amendment or new registration statement (including reasonable fees and expenses of one firm of legal counsel on behalf of all Holders of Warrants or Warrant Shares being included in such registration statement, such counsel to be designated by th Underwriter) shall be borne by the Company, except that each Holder shall pay any underwriting discounts or commissions applicable to any of the securities sold by him. The costs and expenses of the second such registration statement shall be borne by the Holders. The Company will maintain and keep such registration statement current under the Securities Act for a period of at least twelve (12) months from the effective date of such registration statement. The Company shall supply prospectuses, use its best efforts to qualify any of the described securities for sale in such states as such holder reasonably designates and furnish indemnification in the manner provided in Paragraph 8 of this Agreement. If the Company is eligible to register the Warrants and Warrant Shares on a Form S-3 or subsequent similar form, the Company shall use a Form S-3 in registering the Warrants and Warrant Shares.

                  (d) If, on the date of receipt by the Company of notice from any majority holder requesting registration of Warrants and/or Warrant Shares pursuant to Paragraph 7(c) of this Warrant, the Company has previously notified the Holder pursuant to Paragraph 7(a) of this Warrant that the Company intends to file a post-effective amendment to the Registration Statement or a new registration statement under the Securities Act covering any securities of the Company and offering to include the Warrants and the Warrant Shares of the Holder in such Registration Statement or provides notice to the Holder pursuant to Paragraph 7(a) of this Warrant within seven (7) days after receipt of such notice from any majority holder, the Holder agrees that the demand registration request shall be withdrawn and that if he so elects, he may participate in the Registration Statement filed by the Company pursuant to Paragraph 7(a) of this Warrant; provided that (x) the Registration Statement or post-effective amendment to the Registration Statement covering the Holder's Warrants and Warrant Shares is filed within sixty (60) days and declared effective within one hundred fifty (150) days after the earlier of the date of such notice to the Company from the majority holder pursuant to Paragraph 7(c) or the date of such notice to the Holder from the Company pursuant to Paragraph 7(a); and (y) the majority holder will not be deemed to have exercised any demand registration right pursuant to Paragraph 7(c) of this Warrant.

                  (e) The term "majority holder" as used in this Paragraph 7 shall mean the holder of at least a majority of the Common Stock (including the Common Stock issued or issuable upon exercise of the Warrants) for which the Warrants (considered in the aggregate) are exercisable and shall include any owner or combination of owners of such securities, which ownership shall be calculated by determining the number of shares of Common Stock held by such owner or owners resulting from the exercise of any Warrant after giving effect to any stock dividend, split, reverse split or other recapitalization.

                  (f) In connection with any registration described in Paragraph 7(a) of this Warrant, the Holder may request inclusion of the Warrant in such registration statement; provided, however, that the Company shall not be required to maintain any public market in the Warrants.

         8. (a) Whenever, pursuant to Paragraph 7 of this Warrant, a registration statement relating to this Warrant or any Warrant Shares is filed under the Securities Act or is amended or supplemented, the Company will indemnify and hold harmless each holder of the securities covered by such registration statement, amendment or supplement (such holder being hereinafter called the "Distributing Holder"), and each person, if any, who controls (within the meaning of the Securities Act) the Distributing Holder, and each underwriter (within the meaning of the Securities Act) of such securities and each person, if any, who controls (within the meaning of the Securities Act) any such underwriter, against any losses, claims, damages or liabilities, joint or several, to which the Distributing Holder, any such controlling person or any such underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement or any preliminary prospectus or final prospectus constituting a part thereof or any amendment or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and will reimburse the Distributing Holder and each such controlling person and underwriter for any legal or other expenses reasonably incurred by the Distributing Holder or such controlling person or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder or for any other Distributing Holder, expressly for use in the preparation thereof.

                  (b) The Distributing Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed said registration statement and such amendments and supplements thereto, each person, if any, who controls the Company (within the meaning of the Securities Act) and each underwriter participating in such offering (within the meaning of the Securities Act) and each person, if any, who controls (within the meaning of the Securities Act) any such underwriter, against any losses, claims, damages or liabilities to which the Company or any such director, officer, controlling person or underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in said registration statement, said preliminary prospectus, said final prospectus, or said amendment or supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder expressly for use in the preparation thereof; and will reimburse the Company or any such director, officer or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

                  (c) Promptly after receipt by an indemnified party under this Paragraph 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give the indemnifying party notice of the commencement thereof.

                  (d) In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, join with any other indemnifying party similarly notified to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Paragraph 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, that if the defendants in any such action include both the indemnified party and the indemnifying party and either (i) the indemnifying party or parties agree, or (ii) in the opinion of counsel for the indemnified parties, representation of both the indemnifying party or parties and the indemnified party or parties by the same counsel is inappropriate under applicable standards of professional conduct because of actual or potential conflicting interests between them, then the indemnified party or parties shall have the right to select separate counsel to assume such legal defense and to otherwise participate in the defense of such action, the fees and expenses of such counsel to be paid by the indemnifying party. The indemnifying party will not be liable to such indemnified party under this Paragraph 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed counsel in connection with the assumption of legal defenses in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel approved by the Underwriter, if the Underwriter is an indemnified party, otherwise by all of the indemnified parties), (ii) the indemnifying party shall not have employed counsel to represent the indemnified party within a reasonable time after notice of commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. In no event shall an indemnifying party be liable under this Paragraph 8 for any settlement, effected without its written consent, which consent shall not be unreasonably withheld, of any claim or action against an indemnified party.

         9. The number and kind of securities purchasable upon the exercise of the Warrant shall be subject to adjustment from time to time upon the happening of certain events as hereinafter provided.

                  (a) In case the Company shall pay a dividend or make a distribution or a split with respect to its shares of Common Stock in shares of Common Stock, subdivide or reclassify its outstanding Common Stock into a greater number of shares, or combine or reclassify its outstanding Common Stock into a smaller number of shares or otherwise effect a reverse split, the number of shares of Common Stock issuable upon exercise of this Warrant shall, as of the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification, be proportionately adjusted so that the Holder of any Warrant exercised after such date shall be entitled to receive the aggregate number and kind of shares which, if such Warrant had been exercised immediately prior to such time, he would have owned upon such exercise and such shares as he would have been entitled to receive upon such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed in this Paragraph 9(a) shall occur.

                  (b) In case the Company shall, at any time or from time to time after the initial issuance of the Warrants (the "Initial Issuance Date"), issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price (or having a conversion price per share) less than the current market price of the Common Stock (as defined in Paragraph 9(e) of this Warrant) on the record date mentioned below, the Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the date of such issuance by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the record date mentioned below plus the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at such current market price per share of the Common Stock, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such rights or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants; and to the extent that shares of Common Stock are not delivered (or securities convertible into Common Stock are not delivered) after the expiration of such rights or warrants, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered.

                  (c) In case the Company shall, at any time or from time to time after the Initial Issuance Date, distribute to all holders of Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions paid out of current earnings and dividends or distributions referred to in Paragraph 9(a) of this Warrant) or subscription rights or warrants (excluding those referred to in Paragraph 9(b) of this Warrant), then in each such case the Exercise Price in effect thereafter shall be determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, of which the numerator shall be the total number of shares of Common Stock outstanding multiplied by the current market price per share of Common Stock (as defined in Paragraph 9(e) of this Warrant), less the fair market value (as determined by the Company's Board of Directors) of said assets or evidences of indebtedness so distributed or of such rights or warrants, and of which the denominator shall be the total number of shares or Common Stock outstanding multiplied by such current market price per share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

                  (d) Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Paragraphs 9(a), (b) or (c) of this Warrant, the number of shares of Common Stock purchasable upon exercise of each Warrant shall simultaneously be adjusted by multiplying the number of shares issuable upon exercise of each Warrant in effect on the date thereof by the Exercise Price in effect on the date thereof and dividing the product so obtained by the Exercise Price, as adjusted.

                  (e) For the purpose of any computation pursuant to Paragraphs 9(b) and (c) of this Warrant, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for fifteen (15) consecutive trading days commencing five (5) trading days before such date. The closing price for each day shall be the reported last sale price or, in case no such reported sale takes place on such day, the average of the last reported high bid and low asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed, if the Common Stock is admitted to trading or listing on the New York or American Stock Exchange or on The Nasdaq Stock Market if included in such system or if not listed or admitted to trading on such exchange or system, the average of the highest bid and lowest asked prices as reported by Nasdaq, or the National Quotation Bureau, Inc. or another similar organization if Nasdaq is no longer reporting such information, or if not so available, the fair market price as determined by the Board of Directors of the Company.

                  (f) No adjustment in the Warrant Exercise Price shall be required unless such adjustment would require an increase or decrease of at least five cents ($.05) in such price; provided, however, that any adjustments which by reason of this Paragraph 9(b) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Paragraph 9 shall be made to the nearest cent or to the nearest one-hundredth of a share of Common Stock as the case may be. Anything in this Paragraph 9 to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Warrant Exercise Price, in addition to those required by this Paragraph 9, as it in its discretion shall determine to be advisable in order that any dividend or distribution in shares of Common Stock, subdivision, reclassification or combination of Common Stock, issuance of warrants to purchase Common Stock or distribution of evidences of indebtedness or other assets (excluding cash dividends) referred to hereinabove in this Paragraph 9 hereafter made by the Company to the holders of its Common Stock shall not result in any tax to the holders of its Common Stock or securities convertible into Common Stock.

                  (g) Whenever the Warrant Exercise Price is adjusted, as herein provided, the Company shall promptly cause a notice setting forth the adjusted Warrant Exercise Price and adjusted number of shares of Common Stock issuable upon exercise of the Warrant to be mailed to the Holder at the Holder's last address appearing in the Warrant register maintained by the Company, and shall cause a certified copy thereof to be mailed to its transfer agent. The

Company may retain a firm of independent public accountants of recognized standing selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this Paragraph 9, and a certificate signed by such firm shall be evidence of the correctness of such adjustment.

                  (h) In the event that at any time, as a result of an adjustment made pursuant to Paragraph 9(a) of this Warrant, the Holder of any Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Paragraph 9.

                  (i) Irrespective of any adjustments in the Warrant Exercise Price or the number or kind of shares purchasable upon exercise of Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrants initially issuable pursuant to this Warrant.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by
its duly authorized officers this   th day of               , 1999.


                                               U.LINK, INC.

Attest:
                                               By:______________________________
                                                   Michael S. Paul
                                                   Chief Executive Officer


---------------------------------
John Rafanello, Treasurer

                                  PURCHASE FORM
                                  -------------

                  (To be signed only upon exercise of Warrant)

         The undersigned, the holder of the foregoing Warrant, hereby irrevocably elects to exercise the purchase rights represented by such Warrant
for, and to purchase thereunder,     Units of U.LINK, INC., each Unit
consisting of one share of Common Stock and one Class A Redeemable Common Stock Purchase Warrant (the "Warrants") to purchase one-half (1/2) share of Common
Stock and herewith makes payment of $        thereof, agrees to be bound by the
provisions of Paragraphs 8(b), (c) and (d) of the Warrant, and requests that the certificates for shares of Common Stock and Warrants be issued in the name(s) of, and delivered to ___________________________________________________________
whose address(es) is (are) _____________________________________________________
________________________________________________________________________________
______________.


Dated:               , 19  .

                             ________________________


                             By: ____________________



Address: ______________________________

         ______________________________

                                  TRANSFER FORM
                                  -------------


                (To be signed only upon transfer of the Warrant)

         For value received, the undersigned hereby sells, assigns, and
transfers unto the right to purchase        shares of Common Stock, and appoints
         attorney to transfer such rights on the books of U.LINK, INC. with full power of substitution in the premises.

Dated:                 , 19  .


                               ____________________________


                               By:_________________________



Signature Medallion Guaranteed


____________________________